Exhibit 5.1

FORM OF LEGAL OPINION

                        , 2003

CyberGuard Corporation

2000 West Commercial Boulevard, Suite 200

Fort Lauderdale, Florida 33309

Re:	CyberGuard Corporation—Registration Statement on Form S-3
(File No. 333-104216)

Ladies & Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-104216), filed by CyberGuard Corporation (the “Company”), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 10,194,318 shares (the “Shares”) of the authorized common stock, par value $.01 per share, of the Company being offered to the public. Certain of the Shares (the “Conversion Shares”) are issuable upon the conversion or exercise, as applicable, of convertible securities.

In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

Based on the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares are duly authorized, that the Shares other than the Conversion Shares are legally issued, fully paid and nonassessable, and that, assuming no change in relevant facts, when duly issued and delivered upon the conversion or exercise, as applicable, of the convertible securities pursuant to which the Conversion Shares are issuable in accordance with the terms of those convertible securities, the Conversion Shares will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Holland & Knight LLP